UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 4, 2017

Date of Report

(Date of earliest event reported)

INSYNERGY PRODUCTS, INC. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	000-54892 (Commission File Number)	27-1781753 (IRS Employer Identification No.)
2501 West Burbank Blvd., Suite 201, Burbank, CA (Address of principal executive offices)		91505 (Zip code)

Registrant’s telephone number, including area code:  (818) 260-9370

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On April 4, 2017, the Company’s Board of Directors determined it was in the best interest of the Company to issue additional shares to Paul Bershin and Alan Diamante in consideration for funds previously loaned to the Company. Accordingly, the Company issued 3,811,594 shares of common stock to Paul Bershin at $0.03 per share and issued 4,846,376 shares of common stock to Alan Diamante at $0.03 per share.  The Company relied on an exemption from the registration requirements provided by Section 4(a) (2) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2017	INSYNERGY PRODUCTS, INC. By: /s/ Sanford Lang Sanford Lang Chairman and CEO